EXHIBIT 99.1
                                                             ------------


   PROXY                                                           PROXY

                               NISOURCE INC.
        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
         FOR THE ANNUAL MEETING OF SHAREHOLDERS, ___________, 2000

   The undersigned hereby appoints Gary L. Neale and Stephen P. Adik, or either of them, the attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned to represent and vote the shares of the undersigned at the Annual Meeting of Shareholders of the Company, to be held at _______________________ __________________, on __________, ___________, 2000, at ____ a.m.,
   local time, and at any adjournment or adjournments thereof.

   Unless otherwise marked, this proxy will be voted "FOR" approval of the merger agreement with Columbia Energy Group, "FOR" the nominees listed in Proposal 2 and "FOR" approval of the amended and restated long-term incentive plan.

   The undersigned shareholder hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement relating to the Annual Meeting and hereby revokes any proxy or proxies previously given. The undersigned shareholder may revoke this proxy at any time before it is voted by filing with the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person.

   PLEASE VOTE YOUR SHARES BY TELEPHONE, THROUGH THE INTERNET, OR BY MARKING, SIGNING, DATING AND MAILING THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

          (IMPORTANT - Continued and to be signed on reverse side.)

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                               NISOURCE INC.
    PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.
                                                For   Against     Abstain
      Proposal 1.  To approve the merger         0        0          0
      agreement which provides for the
      formation of a new holding company in
      our acquisition of Columbia Energy
      Group and for the change of the name
      of the new holding company to
      NiSource Inc.

                                                                  For All
                                                For   Withheld    Except
      Proposal 2.  To elect three directors     0         0          0      INSTRUCTION: To withhold authority to vote for
      to serve on the Board of Directors,                                   any individual nominee, write that nominee's name
      each for a three-year term and until                                  on the space provided below:
      their respective successors are
      elected and qualified.                                                ----------------------------------------------
      NOMINEES:  Arthur J. Decio, Gary L.
      Neale and Robert J. Welsh
                                                For    Against     Abstain

      Proposal 3.  To approve the Amended       0         0          0
      and Restated Long-Term Incentive Plan.
                                                For    Against     Abstain

      In their discretion, the proxies are       0        0           0     If you plan to attend the annual meeting   /   /
      authorized to vote upon such other                                    in person, please indicate the number of
      business as may properly come before                                  shareholder(s) attending in the following
      the meeting or any adjournment                                        box:
      thereof.
                                                                            Dated:___________________________________, 2000
                                                                            Signature(s) __________________________________
      PLEASE RETURN THIS PROXY CARD PROMPTLY.
                                                                            -----------------------------------------------
                                                                            Please sign exactly as your name appears hereon.
                                                                            Joint owners should each sign.  Where applicable,
                                                                            indicate your official position or representative
                                                                            capacity.

     ____________________________________________________________________________________________________________________
                                                      Detach Proxy Card Here
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     [CONTROL NO.]                                                                                         [LOGO]

                                    NOW YOU CAN VOTE YOUR SHARES BY TELEPHONE OR THE INTERNET

     NiSource Inc. encourages you to take advantage of the new, convenient ways to vote your shares.  This year you can vote by one of three methods described below.  Your telephone or Internet proxy authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.  To vote, read the accompanying proxy statement, select your voting method and follow the easy steps described below:


     TO VOTE BY PHONE          *       Call toll free 1-___-___-____ in the United States or Canada prior to 12:00 midnight, __________, ____________, 2000, on a touch tone telephone.  There is NO
                                       CHARGE for the call.

                               *       Enter the six digit Control Number above left on these instructions.

                               *       Option #1: To vote as the Board of Directors recommends on ALL proposals: Press 1.
                                       When asked, please confirm your vote by pressing 1.

                               *       Option #2: If you choose to vote on each proposal separately, press 0 and follow the simple recorded instructions.

     TO VOTE BY INTERNET       *       Go to the following website prior to 12:00 midnight,_______, _______, 2000:
                                       www._______

                               *       Enter the information requested on your computer screen, including your six digit
                                       Control Number located above left on these instructions.

                               *       Follow the simple instructions on the computer screen.

         The above methods are available 24 hours per day, 7 days a week through _______________, _______________, 2000.

     TO VOTE BY PROXY CARD     *       Complete and sign the proxy printed above.

                               *       Tear at the perforation, and mail the proxy card in the enclosed envelope.

                     Mailed proxies must be received no later than ______________, ________________, 2000.

      PLEASE DO NOT VOTE BY MORE THAN ONE METHOD; THE LAST VOTE RECEIVED, REGARDLESS OF MEANS OF VOTING WILL BE THE OFFICIAL
                                                              VOTE.
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